Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION Reverses

$8.5 Million of Deferred Tax Asset Valuation Allowance

Company in the process of REVISING TERMS OF

WHOLESALE DEBT TO REDUCE future INTEREST EXPENSE

JACKSONVILLE, Fla. (June 19, 2015) – Atlantic Coast Financial Corporation (the "Company," NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today reported that on June 19, 2015, the Company reversed a valuation allowance of $8.5 million that had previously been recorded against the Company's deferred tax asset (the "DTA Transaction"). The reversal comes after the Company has posted several consecutive quarters of positive operating results and net income, and has completed in-depth analysis of its near-term forecast. The DTA Transaction amount represents substantially all of the balance of the Company's current valuation allowance and will immediately impact both the Company's financial position and operational results.

Simultaneous with the reversal of the Company's valuation allowance, management is in the process of negotiating revisions to the terms of a portion of the Company's wholesale debt, through multiple transactions, which will be beneficial for its future growth and performance. These transactions, when completed as anticipated on or about June 22, 2015, are expected to save the Bank approximately $4.5 to $5.0 million per year in interest expense, which will significantly benefit net interest margin. The Company believes prepayment penalties associated with these transactions will substantially offset the gain from the reversal of the Company's valuation allowance.

Commenting on all of the transactions, John K. Stephens, Jr., President and Chief Executive Officer, said, "We are very pleased to announce these transactions and the combined positive effects they will have on future earnings. Our team has worked hard to achieve a strong turnaround at Atlantic Coast and, with five consecutive quarters of profitability following our successful capital raise in December 2013, we believe the results are readily apparent and momentum is building. We appreciate the countless hours our employees have dedicated to the task of rebuilding our bank and our brand. Our board and management team believe that Atlantic Coast can be the preeminent community bank in our market, benefiting both our customers and shareholders, and the latest milestones on our journey – a reversal of the valuation allowance and revisions to the terms of our wholesale debt – encourage us to think we can reach our goals that much sooner."

-MORE-

ACFC Reverses Deferred Tax Asset Valuation Allowance

June 19, 2015

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving Northeast Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "will," "should," "plan," "intend," "on condition," "target," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the completion of the negotiation of revisions to terms of the Company's wholesale debt, the expected savings therefrom and the impact on net interest margin and earnings. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in demand for financial services, state of the banking industry generally, uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

-END-